Exhibit 10.8

PAR PETROLUEM CORPORATION

NAV UNITS PLAN

1. Purpose of the Plan

The purpose of the Par Petroleum Corporation NAV Units Plan (the “Plan”) is to further the long-term growth in Net Asset Value of Par Petroleum Corporation (the “Company”) by offering long-term incentives in addition to current compensation to those Employees of the Company and the Company’s Affiliates who will be largely responsible for such growth of the Company and the Company’s Affiliates. Terms not defined in the text of this Plan shall have the meaning as provided in the Par Petroleum 2012 Long Term Incentive Plan (effective December 20, 2012) (the “Incentive Plan”) or as specifically provided in Appendix A. In addition, any payments or shares issued hereunder shall be subject to the terms of the Incentive Plan provided that no acceleration of payment or vesting shall occur unless it is specified in this Plan.

2. Administration of the Plan

The Plan shall be administered by the compensation committee of the board of directors of the Company (the “Committee”). The Committee shall have exclusive power to select the Employees to be granted Awards of Units, to determine the number of Units to be granted to each Employee selected, to determine the time or times when Units will be granted, to determine the Base Amount and Net Asset Value, to determine the time or times, and the conditions, subject to which any Awards may become payable and to determine all other terms and conditions of Awards and to interpret and construe the Plan and provide any omitted terms of this Plan. Decisions and determinations by the Committee shall be final and binding upon all persons, including Participants and other Employees. The Committee shall have the authority to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

3. Participation

Participants in the Plan shall be selected by the Committee in its sole discretion from Employees. An Employee may be granted more than one Award of Units under this Plan.

4. Award of Units; Voting Rights

Awards under this Plan shall be granted to a Participant in the form of Units, which shall be credited to an Account to be maintained for such Participant. There shall be no separate fund or trust for the Account or any Awards of Units under this Plan and all Accounts shall be subject to the Company’s creditors claims. The Participant shall have no right to the Account or any right to transfer the Account. Each Unit shall have a value as described in Section 8 hereof. An Award of Units shall not entitle the recipient to hold or exercise any voting rights, rights to dividends or any other rights of a stockholder of the Company or any Company Affiliate.

5. Time of Grants of Awards

This Plan shall be effective for all grants of Units on or after June 12, 2014 when the Plan is approved by Board. The Committee may grant Awards of Units at any time in its sole discretion.

6. Right to Payment for Units

No Units will be vested and payable and no transfer of an Award can be made until the earlier of a Change in Control or March 1, 2016. If a Participant’s employment or other Service with the Company or a Company Affiliate is terminated for any reason after the Grant Date (as defined below) and prior to the earlier of a Change in Control or March 1, 2016, then such Participant shall not be entitled to any payment hereunder and such Participant’s interest in any and all Units shall be void and terminated.

7. Form and Timing of Payment

Units will be paid within 60 days of the earlier of a Change in Control or March 1, 2016, and amounts payable in connection with a Change in Control shall be cash, but amounts paid on March 1, 2016 maybe paid in cash or Stock as determined by the Committee in its sole discretion. The amount to be paid shall be calculated in accordance with Section 8 and will not include any interest, dividends or earnings of any kind.

8. Value of Units

The value of one Unit shall be equal to the Net Asset Value, as determined by the Committee in its sole discretion, minus the Base Amount.

The computation of the value of any Unit shall be made by the Committee, in its sole discretion and the Committee’s computation of Base Amount and value of a Unit, if any, shall be conclusive and binding on all parties (including each Participant).

9. Vesting

An Award will only be payable and become vested if the Participant is continuously in Service with the Company or a Company Affiliate from the date of the grant of the Award as specified in the Award (“Grant Date”) through the earlier of a Change in Control or March 1, 2016.

10. No Guarantee of Employment or Service

The Award of Units pursuant hereto shall not confer upon the Participant any right to employment or other Service with the Company or a Company Affiliate, nor shall it interfere with any right the Company or a Company Affiliate would otherwise have to terminate such Participant’s employment or other service at any time, with or without Cause.

The Award shall not entitled the Participant to become a stockholder, or to otherwise hold or exercise any voting rights, right to distributions, or other rights of a stockholder.

11. Termination or Amendment of Units Award

In addition to termination by forfeiture as a result of termination of Service prior to vesting, the Committee may terminate or amend an Award with the written consent of a Participant holding such Award granted to him or her under the Plan; provided, however, that the Participant’s written consent will not be required if the amendment is for the purposes of compliance with Code Section 409A or other applicable law. In the event Units are forfeited in accordance with the Plan or the Award, all rights of the former holder of such terminated Units in respect of such terminated Units Award shall terminate.

12. Effective Date of the Plan

The Plan shall be effective for all grants of Units on or after June 12, 2014.

13. Termination of the Plan

The Company shall have complete power and authority to terminate this Plan at any time in its sole discretion and provided that no such termination will reduce the Award to a Participant without the Participant’s consent except no such consent will be required for the purposes of Code Section 409A.

14. No Guarantee of Tax Consequences

Neither the Company, any of its Affiliates, nor the Committee, nor any employee, director, officer, or agent of any of the foregoing, makes any commitment or guarantee that any federal, state or local tax treatment will or will not apply or will be or will not be available to any person participating or eligible to participate hereunder, including, without limitation, any excise tax consequences under Code Section 409A.

15. Severability

In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision was not included herein.

16. Gender, Tense and Headings

Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation of the Plan.

17. Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Delaware, except as superseded by the applicable laws of the United States, and the venue for any claim shall be in Harris County, Texas.

18. Miscellaneous Provisions

A. A Participant’s rights and interests under the Plan may not be assigned, pledged, transferred, or otherwise encumbered, except vested Units that have become payable may be transferred to a Participant’s beneficiary or estate upon the death of a Participant.

B. No Employee or other person shall have any right to be granted an Award under this Plan.

C. All payments hereunder shall be subject to all applicable taxes and tax withholding requirements. The Company shall have the right to withhold from all cash payments made pursuant to the Plan any taxes required by law to be withheld.

D. By accepting an Award, each Participant shall be deemed to have indicated his or her acceptance of the terms of this Plan.

19. Code Section 409A

To the extent that any amounts payable hereunder are deferred compensation subject to Code Section 409A, a distribution to a Participant on account of a Separation from Service may not be made if the Participant is a “specified employee” on the date of his or her Separation from Service before the date which is the later of six months after the date of the Participant’s Separation from Service or the date otherwise specified herein, and thereafter any amount not paid pursuant to this provision shall be paid in a single lump sum payment and thereafter all subsequent payments shall be paid as otherwise provided herein. For purposes of the foregoing, “specified employee” shall be defined in the same manner as defined for purposes of Code Section 409A, and the limitations set forth herein shall be applied in such a manner (and only to the extent) as shall be necessary to comply with any requirements of Code Section 409A that are applicable as determined by the Committee. This Plan and all Awards and amounts payable hereunder shall be construed and interpreted to comply with Code Section 409A and the terms hereof shall have the meaning of the defined terms under Code Section 409A to the extent necessary for such compliance.

20. Successors

This Plan and Awards shall be binding on any successor to the Company including, without limitation, upon a Change in Control, the assumption of the Plan by a successor of the Company or pursuant to applicable law.

This Plan is hereby adopted effective as provided herein.

PAR PETROLEUM CORPORATION

By:	/s/ Brice Tarzwell
Name: Brice Tarzwell
Title: Senior Vice President, Chief Legal Officer and Secretary

APPENDIX A

“Account” shall mean a bookkeeping account established on behalf of a Participant on books kept by the Company and such Account shall be unfunded and shall set forth, as applicable, the Awards of each Participant, and such other information as may be necessary for administration of such Award as determined by the Committee.

“Award” shall mean a written award signed by the Company and the Participant of Units to a Participant under this Plan specifying the number of, and terms associated with, the Units awarded to an Employee.

“Base Amount” shall mean the book value of the Company based upon the Company’s immediately preceding quarterly or annual financial statements prior to the Grant Date divided by the total issued and outstanding shares of the Company’s Stock on the Grant Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and applicable regulations, guidance, notices and rulings thereunder, as amended from time to time.

“Net Asset Value” shall mean the book value of the Company based upon the Company’s immediately preceding quarterly or annual financial statements prior to the earlier of the date of a Change in Control or March 1, 2016 divided by the total issued and outstanding shares of Stock on the date which is the earlier of a Change in Control or March 1, 2016.

“Participant” shall mean an Employee who has been granted an Award by the Committee under this Plan.

“Separation from Service” or termination of employment, or termination of service, and like terms shall mean, with respect to any Participant, that such Participant dies or retires, or there is otherwise a termination of employment with and services to the Company and its Affiliate with respect to such Participant, in each case within the meaning of, and subject to, Treasury Regulation § 1.409A-1(h).

“Units” shall mean the units described in an Award to the Participant, subject to the terms and conditions of this Plan and the applicable Award.